EXHIBIT 99.2

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000

JAMES RIVER COAL COMPANY ANNOUNCES PRICING OF COMMON STOCK OFFERING

Richmond, Virginia, March 24, 2010 – James River Coal Company (NASDAQ: JRCC) (“James River” or the “Company”) announced today the pricing of its public offering of 6,650,000 shares of its common stock (the “Common Stock”) at a price of $23.50 per share.  The Company also granted the underwriters a 30-day option to purchase up to an additional 997,500 shares of Common Stock solely to cover over-allotments, if any.

James River intends to use the net proceeds of the offering to pay a portion of the purchase price and other costs and expenses related to its previously announced acquisition of International Resource Partners LP and to repurchase the Company’s existing 9.375% senior notes due 2012 that are validly tendered and not validly withdrawn pursuant to the tender offer for all such notes that was commenced by the Company on March 22, 2011.  Any remaining net proceeds, or all proceeds if the acquisition or the tender offer is not consummated, will be used for general corporate purposes, which may include acquiring or investing in businesses or repayment of debt.

UBS Securities LLC and Deutsche Bank Securities Inc. are serving as Joint Book-Running Managers for the Common Stock offering.  The Common Stock will be issued pursuant to an effective shelf registration statement that was previously filed with the SEC and declared effective on September 23, 2010 and an additional registration statement filed with the SEC on March 22, 2011 and automatically effective.  Copies of the preliminary prospectus supplement and related base prospectus for the offering have been filed with the SEC and are available on the SEC’s website, www.sec.gov.  Copies of the final prospectus supplement and related base prospectus may be obtained from:

UBS Securities LLC Attn: Prospectus Department 299 Park Avenue New York, New York 10171 Telephone: 888-827-7275	Deutsche Bank Securities Inc. Attn: Prospectus Department Harborside Financial Center 100 Plaza One Jersey City, NJ 07311-3988 Telephone: 800-503-4611 email: prospectus.cpdg@db.com

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company, nor will there be any sale of such securities in any jurisdiction in which such offer, sale or solicitation would be unlawful.  The offering may be made only by means of prospectus supplement and the related base prospectus.

James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers.  The Company’s mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and in southern Indiana.

FORWARD-LOOKING STATEMENTS:  Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future contract mine production, costs market improvements, and industry demand.  These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: a change in the demand for coal by electric utility customers, as well as the perceived benefits of alternative sources of energy; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; our dependency on one railroad for transportation of a large percentage of our products; failure to exploit additional coal reserves; the risk that reserve estimates and pension and post-retirement benefit liabilities are inaccurate; failure to diversify our operations; increased capital expenditures; encountering difficult mining conditions; inherent complexities associated with mining in Central Appalachia including special dangers and risks of underground mining; increased costs of complying with mine health and safety regulations; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; the effects of litigation, regulation, permits and competition; lack of availability of financing sources; our compliance with debt covenants; the risk that we are unable to successfully integrate acquired assets into our business; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.